First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (In millions except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------


                                                  Three Months Ended March 31,
                                                  ----------------------------
                                                        2004         2003
                                                       ------       ------
 Net income .....................................     $  28.8      $  36.8
                                                       ======       ======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period...        91.1         98.7
   Other issuances of common stock ..............         0.2          0.4
   Purchases of treasury stock ..................          --         (2.2)
                                                       ------       ------
 Weighted average common and common share
   equivalents...................................        91.3         96.9
                                                       ======       ======
 Net income per common share.....................     $   .32      $   .38
                                                       ======       ======

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 First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (In millions except per share amounts) (Unaudited)

                                                  Three Months Ended March 31,
                                                  ----------------------------
                                                        2004         2003
                                                       ------       ------
 Net income .....................................     $  28.8      $  36.8
                                                       ======       ======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period           91.1         98.7
   Other issuances of common stock ..............         0.2          0.4
   Purchases of treasury stock ..................          --         (2.2)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options....         1.6          2.6
                                                       ------       ------
 Weighted average common and common share
   equivalents...................................        92.9         99.5
                                                       ======       ======
 Net income  per common share....................     $   .31      $   .37
                                                       ======       ======